EXHIBIT 99

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102

CONTACTS:
Media Relations	Investor Relations
Marijke Shugrue	Carlotta Chan
908-531-4253	973-430-6565
Marijke.Shugrue@pseg.com	Carlotta.Chan@pseg.com

PSEG Announces Second Quarter 2023 Results

$1.18 Per Share Net Income

$0.70 Per Share Non-GAAP Operating Earnings

Re-Affirms Full-Year 2023 Non-GAAP Operating EPS Guidance Range of $3.40 - $3.50

(NEWARK, N.J. – August 1, 2023) Public Service Enterprise Group (NYSE: PEG) reported second quarter 2023 Net Income of $591 million, or $1.18 per share, compared to Net Income of $131 million, or $0.26 per share, for the second quarter 2022.

Non-GAAP Operating Earnings for the second quarter of 2023 were $351 million, or $0.70 per share, compared to non-GAAP Operating Earnings of $320 million, or $0.64 per share for the second quarter of 2022. Non-GAAP results for the second quarter of 2023 and 2022 exclude items shown in Attachments 8 and 9.

“PSEG’s year-to-date financial results are on track, enabling us to re-affirm our full-year, 2023 non-GAAP Operating Earnings guidance of $3.40 to $3.50 per share,” said Ralph LaRossa, PSEG’s chair, president and CEO. “As anticipated, growth in regulated operations, the realization of higher average hedged prices and effective cost controls across the business are offsetting the known headwinds of higher interest rates and lower pension income. Electric and natural gas infrastructure, reliability and clean energy investments drive PSE&G’s full-year 2023 capital spending budget of $3.5 billion – supporting both our rate base growth trajectory of 6% to 7.5% through 2027 – and our long-term, non-GAAP Operating Earnings growth rate of 5% to 7% over the same period.”

LaRossa added, “We continue executing on PSEG’s improved business mix and increasing predictability, while prioritizing the safety and reliability of our operations. During the second quarter, we completed the sale of PSEG’s investment in offshore wind generation, recovering our investment in the project and eliminating large project risk, consistent with our continued drive toward a more predictable business profile. We have also made progress related to the pension plans. Having previously received a New Jersey Board of Public Utilities (BPU) order that reduces prospective earnings variability, we recently executed an agreement for a pension “lift-out” that will further increase the predictability of financial results. This transaction covers approximately 2,000 retirees from PSEG Power & Other and will transfer approximately $1 billion of related obligations and associated plan assets to The Prudential Insurance Company of America, who will be solely responsible for all payments of related pension benefits due on and after December 31, 2023. The transaction

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will result in no changes to the amount of benefits payable to the retirees and have no material impact on PSEG’s non-GAAP Operating Earnings in 2023.”

The following tables provide a reconciliation of PSEG’s Net Income to non-GAAP Operating Earnings for the second quarter. See Attachments 8 and 9 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

PSEG Consolidated (unaudited)

Second Quarter Comparative Results

	Income		Diluted Earnings Per Share
($ millions, except per share amounts)	2023	2022	2023	2022
Net Income	$591	$131	$1.18	$0.26
Reconciling Items	(240)	189	(0.48)	0.38
Non-GAAP Operating Earnings	$351	$320	$0.70	$0.64
Average Shares			500	500

Results and Outlook by Operating Subsidiary

Public Service Electric and Gas

Second Quarter Comparative Results

($ millions, except per share amounts)	2023	2022	Change
Net Income	$336	$305	$31
Net Income Per Share (EPS)	$0.67	$0.61	$0.06
Non-GAAP Operating Earnings	$341	$305	$36
Non-GAAP Operating EPS	$0.68	$0.61	$0.07

PSE&G’s net Transmission margin improved in second quarter 2023 compared to the year-earlier quarter, reflecting continued investment. Growth in Distribution rate base, reflecting infrastructure investment roll-ins, as well as a benefit from the timing of taxes, were partly offset by lower pension income and other postretirement benefit (OPEB) credits and incremental depreciation and interest expense related to higher investment. The Conservation Incentive Program (CIP), continues to effectively offset the impact of volumetric changes in electric and gas sales due to variables such as energy efficiency savings, weather and general economic conditions.

PSE&G’s forecast of non-GAAP Operating Earnings for 2023 is unchanged at $1,500 million - $1,525 million, which reflects lower pension income and OPEB credits compared to 2022, offset by the combined benefit of investments with recovery mechanisms, the predictability of utility margin from CIP, and the BPU pension accounting order for full-year 2023.

2

PSEG Power & Other

Second Quarter Comparative Results

($ millions, except per share amounts)	2023	2022	Change
Net Income/(Loss)	$255	$(174)	$429
Net Income/(Loss) Per Share (EPS)	$0.51	$(0.35)	$0.86
Non-GAAP Operating Earnings	$10	$15	$(5)
Non-GAAP Operating EPS	$0.02	$0.03	$(0.01)

PSEG Power & Other results for the second quarter of 2023 reflect higher interest expense and lower pension income and OPEB credits, partly offset by a slight improvement in PSEG Power margins compared to the second quarter of 2022.

The full-year 2023 forecast for PSEG Power & Other non-GAAP Operating Earnings is unchanged at $200 million - $225 million. Upon completion of the pension “lift-out,” we anticipate taking a one time, non-cash settlement charge in the range of $225 million to $260 million, net of tax in the third quarter of 2023 related to the immediate recognition of unamortized net actuarial loss associated with the portion of the pension involved in the transaction. This charge is not expected to impact full-year 2023, non-GAAP Operating Earnings guidance for PSEG, PSE&G or PSEG Power & Other.

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PSEG will host a conference call to review its second quarter 2023 results, earnings guidance, and other matters with the financial community at 11 a.m. ET today. You can register to access this event by visiting https://investor.pseg.com/investor-news-and-events.

About PSEG

Public Service Enterprise Group (PSEG) (NYSE: PEG) is a predominantly regulated infrastructure company focused on a clean energy future. Guided by its Powering Progress vision, PSEG aims to power a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever. PSEG’s commitment to sustainability is demonstrated in our net-zero 2030 climate vision and participation in the U.N. Race to Zero, as well as our inclusion on the Dow Jones Sustainability North America Index and the list of America’s most JUST Companies. PSEG’s businesses include Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island (https://corporate.pseg.com).

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of gains (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items.

See Attachments 8 and 9 for a complete list of items excluded from Net Income/(Loss) in the determination of non-GAAP Operating Earnings. The presentation of non-GAAP Operating Earnings is intended to complement, and should not be considered an alternative to the presentation of Net Income/(Loss), which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward-looking nature of non-GAAP Operating Earnings guidance, PSEG is unable to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure because comparable GAAP measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be required for such reconciliation. Namely, we are not able to reliably project without unreasonable effort MTM and NDT gains (losses), for future periods due to market volatility. These items are uncertain, depend on various factors, and may have a material impact on our future GAAP results.

Forward-Looking Statements

Certain of the matters discussed in this report about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution, and our nuclear generation projects;

•

the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits;

•

any equipment failures, accidents, critical operating technology or business system failures, severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;

•	disruptions or cost increases in our supply chain, including labor shortages;

•	any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms;

•	the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems;

•	a material shift away from natural gas toward increased electrification and a reduction in the use of natural gas;

•	failure to attract and retain a qualified workforce;

•	inflation, including increases in the costs of equipment, materials, fuel and labor;

•	the impact of our covenants in our debt instruments and credit agreements on our business;

•	adverse performance of our defined benefit plan trust funds and Nuclear Decommissioning Trust Fund and increases in funding requirements and pension costs;

•	fluctuations in, or third party default risk in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate nuclear fuel supply;

•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;

•	third-party credit risk relating to and purchase of nuclear fuel;

•	any inability to meet our commitments under forward sale obligations and Regional Transmission Organization rules;

•	reliance on transmission facilities to maintain adequate transmission capacity for our nuclear generation fleet;

•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;

•	our ability to advocate for and our receipt of appropriate regulatory guidance to ensure long-term support for our nuclear fleet;

•	adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns;

•

risks associated with our ownership and operation of nuclear facilities, including increased nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•	changes in federal and state environmental laws and regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits and siting approvals; and

•	changes in tax laws and regulations.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or by navigating to the Email Alerts webpage here. The information on https://investor.pseg.com and https://investor.pseg.com/resources/email-alerts/default.aspx is not incorporated herein and is not part of this press release or the Form 8-K to which it is an exhibit.

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Attachment 1

Public Service Enterprise Group Incorporated

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended June 30, 2023

	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)

OPERATING REVENUES	$2,421	$(143)	$1,662	$902

OPERATING EXPENSES
Energy Costs	604	(143)	551	196
Operation and Maintenance	744	-	429	315
Depreciation and Amortization	279	-	240	39

Total Operating Expenses	1,627	(143)	1,220	550

OPERATING INCOME	794	-	442	352

Net Gains (Losses) on Trust Investments	57	-	-	57
Other Income (Deductions)	49	(1)	23	27
Net Non-Operating Pension and OPEB Credits (Costs)	29	-	28	1
Interest Expense	(185)	1	(123)	(63)

INCOME BEFORE INCOME TAXES	744	-	370	374

Income Tax Expense	(153)	-	(34)	(119)

NET INCOME	$591	$-	$336	$255

Reconciling Items Excluded from Net Income(b)	(240)	-	5	(245)

OPERATING EARNINGS (non-GAAP)	$351	$-	$341	$10

Earnings Per Share
NET INCOME	$1.18	$-	$0.67	$0.51

Reconciling Items Excluded from Net Income(b)	(0.48)	-	0.01	(0.49)

OPERATING EARNINGS (non-GAAP)	$0.70	$-	$0.68	$0.02

	Three Months Ended June 30, 2022

	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)

OPERATING REVENUES	$2,076	$(237)	$1,668	$645

OPERATING EXPENSES
Energy Costs	765	(237)	630	372
Operation and Maintenance	751	-	434	317
Depreciation and Amortization	269	-	227	42
Gains on Asset Dispositions and Impairments	(5)	-	-	(5)

Total Operating Expenses	1,780	(237)	1,291	726

OPERATING INCOME	296	-	377	(81)

Income from Equity Method Investments	7	-	-	7
Net Gains (Losses) on Trust Investments	(187)	-	(2)	(185)
Other Income (Deductions)	38	-	22	16
Net Non-Operating Pension and OPEB Credits (Costs)	94	-	71	23
Interest Expense	(150)	-	(107)	(43)

INCOME (LOSS) BEFORE INCOME TAXES	98	-	361	(263)

Income Tax Benefit (Expense)	33	-	(56)	89

NET INCOME (LOSS)	$131	$-	$305	$(174)

Reconciling Items Excluded from Net Income (Loss)(b)	189	-	-	189

OPERATING EARNINGS (non-GAAP)	$320	$-	$305	$15

Earnings Per Share
NET INCOME (LOSS)	$0.26	$-	$0.61	$(0.35)

Reconciling Items Excluded from Net Income (Loss)(b)	0.38	-	-	0.38

OPERATING EARNINGS (non-GAAP)	$0.64	$-	$0.61	$0.03

(a)	Includes activities at PSEG Power, PSEG Long Island, Energy Holdings, PSEG Services Corporation and the Parent.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income (Loss) to compute Operating Earnings (non-GAAP).

Attachment 2

Public Service Enterprise Group Incorporated

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Six Months Ended June 30, 2023

	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)

OPERATING REVENUES	$6,176	$(708)	$3,955	$2,929

OPERATING EXPENSES
Energy Costs	1,686	(708)	1,535	859
Operation and Maintenance	1,487	-	889	598
Depreciation and Amortization	561	-	484	77

Total Operating Expenses	3,734	(708)	2,908	1,534

OPERATING INCOME	2,442	-	1,047	1,395

Income from Equity Method Investments	1	-	-	1
Net Gains (Losses) on Trust Investments	103	-	-	103
Other Income (Deductions)	91	(2)	44	49
Net Non-Operating Pension and OPEB Credits (Costs)	57	-	56	1
Interest Expense	(365)	2	(236)	(131)

INCOME BEFORE INCOME TAXES	2,329	-	911	1,418

Income Tax Expense	(451)	-	(88)	(363)

NET INCOME	$1,878	$-	$823	$1,055

Reconciling Items Excluded from Net Income(b)	(832)	-	10	(842)

OPERATING EARNINGS (non-GAAP)	$1,046	$-	$833	$213

Earnings Per Share
NET INCOME	$3.76	$-	$1.65	$2.11

Reconciling Items Excluded from Net Income (b)	(1.67)	-	0.02	(1.69)

OPERATING EARNINGS (non-GAAP)	$2.09	$-	$1.67	$0.42

	Six Months Ended June 30, 2022

	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)

OPERATING REVENUES	$4,389	$(821)	$3,952	$1,258

OPERATING EXPENSES
Energy Costs	2,010	(821)	1,598	1,233
Operation and Maintenance	1,545	-	897	648
Depreciation and Amortization	552	-	468	84
Losses on Asset Dispositions and Impairments	38	-	-	38

Total Operating Expenses	4,145	(821)	2,963	2,003

OPERATING INCOME	244	-	989	(745)

Income from Equity Method Investments	11	-	-	11
Net Gains (Losses) on Trust Investments	(255)	-	(2)	(253)
Other Income (Deductions)	43	-	41	2
Net Non-Operating Pension and OPEB Credits (Costs)	188	-	141	47
Interest Expense	(287)	-	(210)	(77)

INCOME (LOSS) BEFORE INCOME TAXES	(56)	-	959	(1,015)

Income Tax Benefit (Expense)	185	-	(145)	330

NET INCOME (LOSS)	$129	$-	$814	$(685)

Reconciling Items Excluded from Net Income (Loss)(b)	863	-	-	863

OPERATING EARNINGS (non-GAAP)	$992	$-	$814	$178

Earnings Per Share
NET INCOME (LOSS)	$0.26	$-	$1.62	$(1.36)

Reconciling Items Excluded from Net Income (Loss)(b)	1.71	-	-	1.71

OPERATING EARNINGS (non-GAAP)	$1.97	$-	$1.62	$0.35

(a)	Includes activities at PSEG Power, PSEG Long Island, Energy Holdings, PSEG Services Corporation and the Parent.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income (Loss) to compute Operating Earnings (non-GAAP).

Attachment 3

Public Service Enterprise Group Incorporated

Capitalization Schedule

(Unaudited, $ millions)

	June 30, 2023	December 31, 2022
DEBT
Commercial Paper and Loans	$1,197	$2,200
Long-Term Debt*	18,469	18,070

Total Debt	19,666	20,270

STOCKHOLDERS’ EQUITY
Common Stock	5,054	5,065
Treasury Stock	(1,386)	(1,377)
Retained Earnings	11,900	10,591
Accumulated Other Comprehensive Loss	(515)	(550)

Total Stockholders’ Equity	15,053	13,729

Total Capitalization	$34,719	$33,999

*Includes current portion of Long-Term Debt

Attachment 4

Public Service Enterprise Group Incorporated

Condensed Consolidated Statements of Cash Flows

(Unaudited, $ millions)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,878	$129
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	531	227

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	2,409	356

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(1,119)	531

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(1,204)	496

Net Change in Cash, Cash Equivalents and Restricted Cash	86	1,383

Cash, Cash Equivalents and Restricted Cash at Beginning of Period	511	863

Cash, Cash Equivalents and Restricted Cash at End of Period	$597	$2,246

Attachment 5

Public Service Electric & Gas Company

Retail Sales

(Unaudited)

June 30, 2023

Electric Sales

	Three Months	Change vs.	Six Months	Change vs.
Sales (millions kWh)	Ended	2022	Ended	2022
Residential	2,811	(11%)	5,753	(10%)
Commercial & Industrial	5,914	(5%)	12,366	(3%)
Other	71	(1%)	169	(2%)

Total	8,796	(7%)	18,288	(5%)

Gas Sold and Transported

	Three Months	Change vs.	Six Months	Change vs.
Sales (millions therms)	Ended	2022	Ended	2022
Firm Sales
Residential Sales	184	(12%)	806	(15%)
Commercial & Industrial	152	(11%)	568	(15%)

Total Firm Sales	336	(11%)	1,374	(15%)

Non-Firm Sales*
Commercial & Industrial	192	(19%)	334	(16%)

Total Non-Firm Sales	192		334

Total Sales	528	(14%)	1,708	(15%)

        *Contract Service Gas rate included in non-firm sales

Weather Data*

	Three Months	Change vs.	Six Months	Change vs.
	Ended	2022	Ended	2022
THI Hours - Actual	2,954	(34%)	2,954	(35%)
THI Hours - Normal	4,161		4,180
Degree Days - Actual	336	(23%)	2,280	(23%)
Degree Days - Normal	494		3,005

*Winter weather as defined by heating degree days (HDD) to serve as a measure for the need for heating. For each day, HDD is calculated as HDD = 65°F – the average hourly daily temperature. Summer weather is measured by the temperature-humidity index (THI), which takes into account both the temperature and the humidity to measure the need for air conditioning. Both measures use data provided by the National Oceanic and Atmospheric Administration based on readings from Newark Liberty International Airport. Comparisons to normal are based on twenty years of historic data.

Attachment 6

Nuclear Generation Measures

(Unaudited)

	GWh Breakdown		GWh Breakdown

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2023	2022	2023	2022
Nuclear - NJ	4,883	4,698	10,392	10,243
Nuclear - PA	2,855	2,820	5,741	5,714
	7,738	7,518	16,133	15,957

	% Generation		% Generation

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2023	2022	2023	2022
Nuclear - NJ	63%	62%	64%	64%
Nuclear - PA	37%	38%	36%	36%
	100%	100%	100%	100%

Attachment 7

Public Service Enterprise Group Incorporated

Statistical Measures

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2023	2022	2023	2022
Weighted Average Common Shares Outstanding (millions)

Basic	497	497	497	499

Diluted	500	500	500	502

Stock Price at End of Period			$62.61	$63.28

Dividends Paid per Share of Common Stock	$0.57	$0.54	$1.14	$1.08

Dividend Yield			3.6%	3.4%

Book Value per Common Share			$30.29	$27.03

Market Price as a Percent of Book Value			207%	234%

Attachment 8

Public Service Enterprise Group Incorporated

Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	($ millions, Unaudited)

Net Income	$591	$131	$1,878	$129
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax	(58)	185	(100)	257
(Gain) Loss on Mark-to-Market (MTM), pre-tax(a)	(296)	104	(1,068)	949
Plant Retirements, Dispositions and Impairments, pre-tax(b)	-	(2)	-	14
Exit Incentive Program (EIP), pre-tax	9	-	20	-
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	105	(98)	316	(357)

Operating Earnings (non-GAAP)	$351	$320	$1,046	$992

PSEG Fully Diluted Average Shares Outstanding (in millions)	500	500	500	502
	($ Per Share Impact - Diluted, Unaudited)

Net Income	$1.18	$0.26	$3.76	$0.26
(Gain) Loss on NDT Fund Related Activity, pre-tax	(0.12)	0.37	(0.20)	0.51
(Gain) Loss on MTM, pre-tax(a)	(0.59)	0.20	(2.14)	1.89
Plant Retirements, Dispositions and Impairments, pre-tax(b)	-	(0.01)	-	0.02
EIP, pre-tax	0.02	-	0.04	-
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	0.21	(0.18)	0.63	(0.71)

Operating Earnings (non-GAAP)	$0.70	$0.64	$2.09	$1.97

(a) Includes the financial impact from positions with forward delivery months.

(b) Six months ended June 30, 2022 includes the results for fossil generation sold in February 2022.

(c) Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity.

Attachment 9

PSE&G Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	($ millions, Unaudited)

Net Income	$336	$305	$823	$814
EIP, pre-tax	7	-	14	-
Income Taxes related to Operating Earnings (non-GAAP) reconciling items	(2)	-	(4)	-

Operating Earnings (non-GAAP)	$341	$305	$833	$814

PSEG Fully Diluted Average Shares Outstanding (in millions)	500	500	500	502

PSEG Power & Other Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	($ millions, Unaudited)

Net Income (Loss)	$255	$(174)	$1,055	$(685)
(Gain) Loss on NDT Fund Related Activity, pre-tax	(58)	185	(100)	257
(Gain) Loss on MTM, pre-tax(a)	(296)	104	(1,068)	949
Plant Retirements, Dispositions and Impairments, pre-tax(b)	-	(2)	-	14
EIP, pre-tax	2	-	6	-
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	107	(98)	320	(357)

Operating Earnings (non-GAAP)	$10	$15	$213	$178

PSEG Fully Diluted Average Shares Outstanding (in millions)	500	500	500	502

(a) Includes the financial impact from positions with forward delivery months.

(b) Six months ended June 30, 2022 includes the results for fossil generation sold in February 2022.

(c) Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity.